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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):     November 10, 1997
                                                 -------------------------



                                  Colmena Corp.
                    --------------------------------------
          (Exact name of registrant as specified in its charter)



   Delaware                            0-27842                    54-1778587
--------------                   -----------------           ------------------
(State or other jurisdiction  (Commission File Number)      (IRS Employer
of incorporation)                                           Identification No.)

                 25100 Detroit Road, Westlake, Ohio 44145
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       (Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code:    (216) 871-0500
                                                   ---------------------------


  Sports-Guard, Inc., 3212 Skipwith Road, Suite G-1, Richmond, VA 23294
  ---------------------------------------------------------------------
        (Former name or former address, if changed since last report)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

   See disclosure provided under Item 2 below.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

   On November 10, 1997, the Registrant consummated a series of transactions which resulted in a change in its line of business as well as a change in control of the Registrant. The transactions included a sale of a controlling stock interest by the founder, the reverse-split of the Registrant's outstanding common stock, the change in the name of the Registrant and the acquisition of two operating subsidiaries.

   The Registrant was originally founded in 1995 to engage in the design and distribution of sports safety equipment. The Registrant's first product, known as the Fielders-Guard, was a polycarbonate face guard for use primarily by defensive players in the sports of baseball and softball. The Registrant was unsuccessful in attaining market acceptance for the Fielders-Guard, and was unable to generate any meaningful level of sales of the product. Concurrently with the other acquisitions described herein, the Registrant's founder, Norman
O. Milligan, Sr. sold his controlling interest to Invest L'Inc. Partners, LLC, a creditor and shareholder of the Registrant. Mr. Milligan also acquired certain operating assets of the Registrant related to the Fielders Guard, and license rights to the patent for the product (which is owned by Mr. Milligan) were released by the Registrant.

   On November 10, 1997, the Registrant filed a Certificate of Amendment of Certificate of Incorporation in order to change its name from Sports-Guard, Inc. to Colmena Corp. as well as to effect a one-for-ten reverse split of its outstanding common stock. As a result of the reverse split, the outstanding shares of common stock of the Registrant were reduced to approximately 600,000.

   On November 10, 1997, the Registrant consummated the acquisition of RCP Enterprises Group, LLC, an Ohio limited liability company ("RCP Ohio"), through the merger of RCP-Ohio with and into RCP Enterprises Group, Inc., a Delaware corporation ("RCP-Delaware") formed as a wholly-owned subsidiary of the Registrant for purposes of the acquisition. In exchange for all of the outstanding membership interests in RCP-Ohio, the members of RCP-Ohio received an aggregate of 3,000,000 shares of the Registrant's common stock. RCP-Delaware is a development stage entity engaged in the marketing and distribution of long-distance telephone service calling cards. The business was founded in 1997 by Richard C. Peplin, Jr., the new President and controlling stockholder of the Registrant.

   Also on November 10, 1997, the Registrant consummated the acquisition of Tio Cigars, Inc., an Ohio corporation ("Tio Ohio"), through the merger of Tio-Ohio with and into Tio Mariano Cigar Corp., a Delaware corporation ("Tio-Delaware") formed as a wholly-owned subsidiary of the Registrant for purposes of the acquisition. In exchange for all of the outstanding capital stock of Tio-Ohio, the stockholders of Tio-Ohio received an aggregate of 1,310,000 shares of the Registrant's common stock. Mr. Peplin founded and was a controlling stockholder of Tio-Ohio. Tio-Delaware is a development stage entity engaged in the manufacture and distribution of premium hand-rolled cigars, with a manufacturing facility located in the Dominican Republic.

                                      2

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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not applicable.


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not applicable.


ITEM 5.  OTHER EVENTS.

         Not applicable.


ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         Not applicable.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

        (a)   Financial statements of businesses acquired.
              --------------------------------------------

   The Registrant is in the process of preparing inception to September 30, 1997 financial statements for Tio and RCP. The Registrant intends to file such statements when they are available, and in any event to file such statements no later than sixty (60) days after the date of this report.

        (b)   Pro forma financial information.
              --------------------------------

   The Registrant's intends to provide pro forma combined financial information as of and for the year ended September 30, 1997.

        (c)   Exhibits.
              --------

        2.1 Merger Agreement among Sports-Guard, Inc., RCP Enterprises Group, Inc. and RCP Enterprises Group, LLC dated October 31, 1997

        2.2 Merger Agreement among Sports-Guard, Inc., Tio Mariano Cigar Corp. and Tio Cigars, Inc. dated October 31, 1997

        3. Certificate of Amendment of Certificate of Incorporation filed November 10, 1997

                                      3

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ITEM 8.  CHANGE IN FISCAL YEAR.

         Not applicable.


ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         Not applicable.



                                      4

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                                   SIGNATURE


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      COLMENA CORP.,
                                      A Delaware Corporation
                                      (Registrant)



Date:  November 25, 1997              By: /s/ Richard C. Peplin
                                          ------------------------------
                                          Richard C. Peplin, Jr., President